Exhibit 5.1

Raymond Chabot
Grant Thornton LLP
Suite 2000
National Bank Tower
600 De La Gauchetière Street West
Consent of Independent	Montréal, Quebec
Registered Public Accounting firm	H3B 4L8

T 514-878-2691

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Digihost Technology Inc. of our report dated April 30, 2021, on the consolidated financial statements of Digihost Technology Inc., which comprise the consolidated statement of financial position as at December 31, 2020, the consolidated statements of loss and comprehensive loss, the consolidated statement of changes in shareholders’ equity (deficiency) and cash flows for the year ended December 31, 2020, and notes to the consolidated financial statements, including a summary of significant accounting policies, which is filed as Exhibit 99.105 to Digihost Technology Inc.’s Registration Statement on Form 40-F.

Yours very truly,

Chartered Professional Accountants

Montréal, Canada
March 2, 2022

Member of Grant Thornton International Ltd	rcgt.com